                                                                     EXHIBIT 1.7

                             MCLEODUSA INCORPORATED

                                 400,000 Shares
              ___% Series A Cumulative Convertible Preferred Stock
                                ($.01 par value)

                             UNDERWRITING AGREEMENT



                                                                 August __, 1999

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
 As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Dear Ladies and Gentlemen:

     McLeodUSA Incorporated, a corporation organized under the laws of the State of Delaware (the "Company") proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 400,000 shares of ___% Series A Cumulative Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock"), of the Company (the "Securities") (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 60,000 additional shares of Series A Preferred Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in
Section 17 hereof.

1.   Representations and Warranties.
     ------------------------------

          The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-82851) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus supplement), (2) after the Effective Date of such registration statement, a final prospectus supplement in accordance with Rules 430A and 424(b) or (3) after the Effective Date of such registration statement, a post-effective amendment to such registration statement (including a final prospectus) in accordance with Rules 415 and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement, or such post-effective amendment and final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplements thereto), will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or
                 --------  -------
     warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto).

          (c) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Class A common stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities are authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; and the certificates for the Securities are in valid and sufficient form.

          (d) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

          (e) The documents filed by the Company under the Exchange Act and incorporated by reference in the Final Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

          (f) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or incorporated by reference in the Final Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Final Prospectus, there has not been any change in the capital stock (other than grants of options and issuances of common stock in connection with a two-for-one stock split effected as a stock dividend on July 26, 1999 and the Company's acquisitions of Millenium L.L.C. and Noverr Publishing, Inc., or pursuant to existing employee stock option plans, 401(k) plans, stock ownership plans or stock purchase plans, repurchases by the Company of its common stock in the ordinary course of business or conversions of outstanding convertible securities) of the Company or any of its subsidiaries or long-term debt (other than the issuance of $400 million aggregate principal amount of the Company's __% senior notes due 2009 being offered concurrently with the Underwritten Securities, changes in connection with the Company's acquisitions of Millenium L.L.C. and Noverr Publishing, Inc., changes as a result of borrowings of the Company or any of its subsidiaries in the ordinary course of business not exceeding $12,000,000, maturities, regularly scheduled payments and payments contemplated as a result of the application of proceeds of the offering of the Securities as described in the Final Prospectus, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries.

          (g) Each of (i) the Company, and (ii) McLeodUSA Telecommunications Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Publishing Company, McLeodUSA Media Group, Inc., McLeodUSA Diversified, Inc., Ruffalo, Cody & Associates, Inc., Consolidated Communications Inc., Illinois Consolidated Telephone Company, Consolidated Communications Directories, Inc., Talking Directories, Inc., Ovation Communications, Inc., Ovation Communications of Minnesota, Inc., BRE Communications L.L.C. and Dakota Telecommunications Group, Inc., (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or, as applicable, limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or organizational power and authority to own its properties and conduct its business as described in or incorporated by reference in the Final Prospectus, and is duly qualified to do business as a foreign corporation or, as applicable, limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries. Except for the Subsidiaries, the Company has no subsidiaries which, considered in the aggregate as a single subsidiary, would constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Act.

          (h) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Final Prospectus, as amended or supplemented, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims or liens.

          (i) Except as disclosed or incorporated by reference in the Final Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries which, if finally determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries; and the statements in or incorporated by reference in the Final Prospectus, under the headings "Risk Factors - Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit," "Risk Factors - Actions by US WEST May Make It More Difficult for Us to Offer Our Communications Services," and "Business - Legal Proceedings" fairly summarize the actions, suits and proceedings therein described except for such changes with respect to such actions, suits and proceedings which could not have a material adverse effect on the Company and the statements in or incorporated by reference in the Final Prospectus concerning stockholders' agreements to which the Company is a party fairly summarize the franchises, contracts or other documents therein described except for such changes with respect to such franchises, contracts or other documents which could not have a material adverse effect on the Company.

          (j) This Agreement has been duly authorized, executed and delivered by the Company.

          (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except for the declaration of effectiveness of the Registration Statement and except such as may be required under all applicable state securities and blue sky laws of any jurisdiction and such other approvals as have been obtained.

          (l) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, in each case by the Company, will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or (assuming compliance with all applicable state securities and blue sky laws and that the Registration Statement has been declared effective and, if required, that the Final Prospectus has been filed pursuant to Rule 424(b) any law, rule or regulation applicable to the Company or any of the Subsidiaries or any judgement, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries.

          (m) Except as set forth in or incorporated by reference in the Final Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been duly waived.

          (n) Arthur Andersen LLP, who have reported upon the audited financial statements incorporated by reference in the Final Prospectus, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder.

          (o) The consolidated financial statements of the Company and of certain Subsidiaries included or incorporated by reference in the Final Prospectus, present fairly the financial position of the Company and its subsidiaries and such Subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Company and its subsidiaries and such Subsidiaries for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included or incorporated by reference in the Final Prospectus, present fairly the information stated therein. The selected financial data included or incorporated by reference in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Final Prospectus. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (p) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than defaults (considered in the aggregate) which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (q) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance in all material respects with all such certificates, authorities and permits. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, other than any such revocation or modification that could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (r) The Company and its subsidiaries have timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due and payable (other than taxes, the payment of which are being contested in good faith), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, which could reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries. The provisions for taxes on the books of the Company are adequate in all material respects for all open years and for its current fiscal period.

          (s) The Company and the Subsidiaries (A) are in compliance with all applicable federal, state, local and foreign and other laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license and approval, except, in each case, where such noncompliance with Environmental Law, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (t) The Company and the Subsidiaries have good and marketable title to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, except, in each case, for such exceptions as are set forth or incorporated by reference in the Final Prospectus or which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (u) The Company and its subsidiaries own and possess all right, title and interest in and to, or have duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company and its subsidiaries in connection with the business conducted by them (collectively, "Patent and Proprietary Rights") and neither the Company nor any of its subsidiaries has received notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts which would render any Patent and Proprietary Rights invalid or inadequate to protect the interest of the Company or of its subsidiaries therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

          (v) The Company has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198 Securities-Business with Cuba.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2.   Purchase and Sale.  (a) Subject to the terms and conditions and in
          -----------------
reliance upon the representations and warranties herein set forth: the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 60,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

     3.   Delivery and Payment.  Delivery of and payment for the Underwritten
          --------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on August __, 1999, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of such Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account or accounts specified by the Company at least one business day prior to of the Closing Date. Delivery of such Securities shall be made at such location in New York, New York as Salomon Smith Barney Inc. shall reasonably designate at least one Business Day in advance of the Closing Date and payment for such Securities shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Certificates for the Securities shall be registered in such names and in such denominations as Salomon Smith Barney Inc. may request not less than two Business Days in advance of the Closing Date.

     The Company agrees to have the certificates for the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

     If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), the Option Securities in such names and denominations as the Representatives shall have requested at least two business days in advance of the settlement date against payment of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company at least one business day in advance of the settlement date. The Company agrees to have the certificates for the Option Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the settlement date. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

     4.   Offering by Underwriters.  It is understood that the several
          ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     5.   Agreements.
          ----------

     The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or for any supplement to the Final Prospectus or for any additional information with respect to the Registration Statement or the Final Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement

     (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate with the Representatives and counsel for the Underwriters for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided, however, that in no event shall the Company be
                   --------  -------
     obligated to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) Unless this Agreement shall be terminated prior to the Closing Date, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Class A common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock;
     or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that
                                                         --------  -------
     the Company may (A) issue and sell Class A common stock or securities convertible into or exchangeable or exercisable for or repayable with Class A common stock in connection with acquisitions or any employee or director benefit or stock purchase or stock option plans, (B) grant or award Class A common stock, options to purchase Class A common stock, or other securities convertible into or exchangeable for or repayable with Class A common stock in connection with acquisitions or under such plans, as such plans are in effect at the Execution Time, (C) issue Class A common stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or issued, sold, granted or awarded pursuant to this proviso and (D) take any other actions necessary in connection with any of the foregoing in order to register such securities or Class A common stock with the Commission under the Act.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     6.   Conditions to the Obligations of the Underwriters.  The obligations of
          -------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A.

          (c) The Company shall have furnished to the Representatives the opinion of Swidler Berlin Shereff Friedman, LLP, special counsel to the Company on regulatory matters, dated the Closing Date, to the effect that:

               (i) the statements in or incorporated by reference in the Final Prospectus under the headings "Risk Factors - Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets," "Risk Factors - We May Not Succeed in Developing or Making a Profit from Wireless Services," "Risk Factors - Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services," "Risk Factors - Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures," "Business - Market Potential," "Business - Expansion of Services Using Our Own Communications Network Facilities," "Business - Proposed Wireless Services," "Business - Competition" and "Business - Regulation" fairly and accurately summarize the laws, case law, rules, regulations and orders of the Federal Communications Commission ("FCC") and the comparable state regulatory agencies or bodies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and any of the Subsidiaries provide intrastate services (the "State Regulatory Agencies") except for such changes with respect to such laws, case law, rules, regulations and orders which could not have a material adverse effect on the Company and, to the best knowledge of such counsel, the statements in or incorporated by reference in the Final Prospectus under the headings "Risk
          Factors - Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit," "Risk Factors - Actions by US WEST May Make it More Difficult for Us to Offer Our Communications Services" and "Legal Proceedings" fairly and accurately summarize the legal proceedings set forth therein with respect to US WEST Communications, Inc. except for such changes with respect to such legal proceedings and action which could not have a material adverse effect on the Company;

               (ii) the Company and the Subsidiaries possess all material certificates, authorities and permits required by the FCC and State Regulatory Agencies for the provision of the telecommunications services currently provided by the Company and the Subsidiaries, except where the failure to possess such certificates, authorities or permits could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and the Company and the Subsidiaries are in compliance in all material respects with such certificates, authorities and permits;

               (iii) to the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is subject to any pending or threatened action, suit or proceeding before the FCC or any State Regulatory Agency or (with respect to federal or state telecommunications laws) any court which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, except as disclosed in or incorporated by reference in the Final Prospectus;

               (iv) no consent, approval, authorization or order of the FCC or any State Regulatory Agency is required for the sale of the Securities or the consummation of the transactions contemplated hereby; and

               (v) neither the sale of the Securities nor the consummation of the transactions contemplated hereby will result in a breach or violation of any law, rule, regulation, judgment, order or decree of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of public officials and responsible officers of the Company, including certificates that define the scope of the telecommunications services provided by the Company and the Subsidiaries.

          (d) The Representatives shall have received from Mayer, Brown & Platt, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any amendment or supplement thereof or thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any amendment or supplement to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) the Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth, incorporated by reference or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (f) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated by reference in the Registration Statement or the Final Prospectus and reported on by them, as applicable, comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Compensation Committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated by reference in the Registration Statement or the Final Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or the Final Prospectus; or

                    (2) with respect to the period subsequent to March 31, 1999, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company (except in connection with the issuance of $400 million aggregate principal amount of the Company's __% senior notes due 2009 being offered concurrently with the Underwritten Securities, and the Company's acquisition of Millenium L.L.C. and Noverr Publishing,
          Inc.) or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1999 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 1999 to such specified date as compared with the corresponding period in the preceding year, there were any decreases in revenue or increases in operating loss or net loss of the Company and its subsidiaries, except in all instances for such changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in or incorporated by reference in the Registration Statement or the Final Prospectus, including the information set forth under the captions "Selected Consolidated Financial Data", "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in or incorporated by reference in the Registration Statement or the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement or the Final Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Prospectus in this paragraph (f) include any amendment or supplement thereof or thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change, decrease or increase specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) The Securities shall have been authorized for listing and trading, subject to official notice of issuance, on the Nasdaq Stock Market's National Market System, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

          (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, DC 20004, counsel for the Company, at 9:00 a.m., on the Closing Date.

     7.   Reimbursement of Underwriters' Expenses.  If the sale of the
          ---------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.   Indemnification and Contribution.  (a)  The Company agrees to
          --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                             --------
however, that the Company will not be liable in any such case to the extent that
-------
any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided, further,
                                                            --------  -------
that the foregoing indemnity agreement with respect to any Preliminary Final Prospectus or Final Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling such Underwriter or any directors, officers, employees and agents of such Underwriter), if a copy of the Preliminary Final Prospectus (or the Final Prospectus as amended or supplemented), if the Company shall have timely furnished the Underwriters with sufficient copies thereof, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person and if the Preliminary Final Prospectus (or the Final Prospectus as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements regarding delivery set forth in the last paragraph of the cover page and under the heading "Underwriting," the list of Underwriters and their respective participation in the sale of the Securities, the sentences related to concessions and reallowances and the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus, and you, as the Representatives, confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any and all losses, claims, damages or liabilities (or actions in respect thereof), the indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnifyied party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand and by the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall
                                     --------  -------
any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the

Company, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information provided by the Company on the one hand, or the Underwriters on the other. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.   Default by an Underwriter.  If any one or more Underwriters shall fail
          -------------------------
to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event
                                            --------  -------
that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such nondefaulting Underwriters do not purchase all such Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10.  Termination.  This Agreement shall be subject to termination in the
          -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Class A common stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11.  Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission and confirmed to Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013; or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406, attention of the legal department.

     13.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.  Applicable Law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     15.  Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16.  Headings.  The section headings used herein are for convenience only
          --------
and shall not affect the construction hereof.

     17.  Definitions.  The terms which follow, when used in this Agreement,
          -----------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Base Prospectus" shall mean the base prospectus referred to in the first sentence of Section 1(a) above contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    MCLEODUSA INCORPORATED



                                    By:
                                    Name:
                                    Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

By:  Salomon Smith Barney Inc.



By:
     Name:
     Title:


For themselves and the other
several Underwriters, if any,
named in Schedule I.

                                   SCHEDULE I


                                       Number of Shares of      Number of Shares
                                     Underwritten Securities  of Option Securities
Underwriters                             To Be Purchased        To Be Purchased
-----------------------------------  -----------------------  --------------------
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Total                                                400,000                60,000

                                                                       Exhibit A
                                                                       ---------

                     [Letterhead of officer or director of
                            McLeodUSA Incorporated]

                             McLeodUSA Incorporated
                  Public Offering of Series A Preferred Stock
                  -------------------------------------------

                                                        __________________, 1999

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
As Representative of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between McLeodUSA Incorporated, a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Series A Preferred Stock, $.01 par value, of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Class A common stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A common stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the Agreement is executed, other than shares of Class A common stock disposed of as bona fide gifts or pledges where the recipient of such gift or the pledgee, as the case may be, agrees in writing with the Underwriters to be bound by the terms of this letter.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                               Yours very truly,